Exhibit 10.11

[ILLEGIBILE]	[ILLEGIBILE]
[ILLEGIBILE]

82 Devonshire Street, F3A, Boston, MA 02109
Phone:617-563-3377
steve.schiffman@fmr.com

July 13, 2011

Exa Corporation

55 Network Drive

Burlington, MA 01803 USA

Attn: Stephen Remondi

Re: Loan and Security Agreement

Dear Stephen:

Reference is made to (i) the Loan and Security Agreement dated July 14, 2009, as amended to date (the “Loan Agreement”) pursuant to which FMR LLC (“FMR”) agreed to make certain loans to Exa Corporate (“Exa”), and (ii) that certain letter agreement dated April 12, 2010 between FMR and Exa (the “2010 Letter Agreement”) relating to the Loan Agreement.

We wish to clarify our mutual understanding of the 2010 Letter Agreement as follows:

(A) The rights of FMR under Section 6.8 of the Loan Agreement to purchase equity of Exa at a price equal to 85% of the price otherwise paid in the first Equity Financing (as defined in the Loan Agreement) following April 12, 2010 does not provide FMR with such rights with respect to (i) any Qualified Public Offering (as defined in Exa’s Amended and Restated Certificate of Incorporation), and (ii) any Equity Financing occurring after Exa has conducted a Qualified Public Offering.

(B) FMR’s ability to transfer or assign such rights under Section 12.1 of the Loan Agreement is not limited to transferees or assignees that are affiliates of FMR, but may be transferred or assigned by FMR to any transferee or assignee of FMR’s rights under the Loan Agreement.

Other than as expressly set forth herein, nothing in this letter shall be deemed to clarify or constitute a waiver of any of the rights, privileges or preferences of FMR under the Loan Agreement or the 2010 Letter Agreement.

Kindly confirm the foregoing by your signature in the below indicated space.

Very truly yours,

FMR LLC

By:
Its:	Treasurer

Agreed to and acknowledged by:

Exa Corporation

By:
Its:

DM_US 29243891-2.050653.0016